UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2014

ZAIS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)
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Maryland	001-35808	90-0729143
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Bridge Avenue, Suite 322	07701-1106
Red Bank, NJ
(Address of principal executive offices)	(Zip Code)
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Registrant’s telephone number, including area code: (732) 978-7518

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On August 5, 2014, ZAIS Financial Corp. (the "Company"), in its capacity as guarantor, entered into an agreement and plan of merger (the "Merger Agreement") among ZFC Honeybee TRS, LLC ("Honeybee TRS"), an indirect subsidiary of the Company, ZFC Honeybee Acquisitions, LLC ("Honeybee Acquisitions"), a wholly owned subsidiary of Honeybee TRS, GMFS LLC ("GMFS"), and Honeyrep, LLC, solely in its capacity as the Securityholder Representative (as defined in the Merger Agreement). Subject to the terms and conditions of the Merger Agreement, Honeybee Acquisitions will merge with and into GMFS (the “Merger”), with GMFS surviving the Merger as an indirect subsidiary of the Company.

     GMFS is an approved Fannie Mae Seller-Servicer, Freddie Mac Seller-Servicer, Ginnie Mae issuer, Department of Housing and Urban Development (“HUD”) / Federal Housing Administration (“FHA”) Mortgagee, U.S. Department of Agriculture (“USDA”) approved originator and U.S. Department of Veterans Affairs (‘VA”) Lender. GMFS currently originates loans that are eligible to be purchased, guaranteed or insured by Fannie Mae, Freddie Mac, FHA, VA and USDA through retail, correspondent and broker channels. GMFS also originates and sells reverse mortgage loans as part of its existing operations.

     Under the terms of the Merger Agreement, the purchase price will consist of cash payable at closing, estimated at approximately $61 million, two contingent $1 million deferred premium payments payable in cash over two years, plus potential additional consideration based on future loan production and profits which will be payable over a four-year period if certain conditions are met. The cash payable at closing will include the actual market value of GMFS’s mortgage servicing rights portfolio, which was $30.1 million at June 30, 2014. In addition to the value of the mortgage servicing rights portfolio, the purchase price will reflect the actual value of GMFS's net tangible assets at closing. The $2 million of deferred premium payments is contingent on GMFS remaining profitable and retaining certain key employees. The additional contingent consideration is dependent on GMFS achieving certain profitability and loan production goals and is capped at $20 million. Up to 50% of the additional contingent consideration may be paid in common stock of the Company, at the Company’s option. The Company intends to fund the closing payment from existing cash and the sale of non-agency RMBS holdings.

     The obligation of each party to the Merger Agreement to consummate the Merger is subject to a number of conditions, including the receipt of regulatory and seller/servicer related approvals relating to the transfer of GMFS’s licenses, the delivery of certain documents and consents, the representations and warranties of the parties being true and correct, subject to the materiality standards contained in the Merger Agreement, and the absence of a material adverse effect on GMFS.

     The Company anticipates that the closing of the Merger will occur in the fourth quarter of 2014. Upon closing, the Company expects GMFS to continue to operate under its existing name, and under the leadership of the current management team. The Merger Agreement contains customary representations and warranties by the parties, as well as customary covenants, including non-competition and non-solicitation covenants by GMFS's key managers, a covenant by GMFS to conduct its business and operations in the ordinary course between the date of the Merger Agreement and the closing of the Merger and indemnification covenants by both parties, subject to stated thresholds and limitations.

     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Forward-Looking Statements

     This report contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include a delay in the closing of the Merger; changes in future loan production; the Company's ability to retain certain key managers of GMFS; the Company's ability to integrate GMFS's operations; the availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of the Company or GMFS; and other factors, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K filed on March 13, 2014 and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

2.1

Agreement and Plan of Merger dated August 5, 2014, by and among ZFC Honeybee TRS, LLC, ZFC Honeybee Acquisitions, LLC, GMFS LLC, Honeyrep, LLC, solely in its capacity as the Securityholder Representative and ZAIS Financial Corp., as guarantor.

                            SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAIS FINANCIAL CORP.

August 6, 2014	By:	/s/ Michael Szymanski
		Name:	Michael Szymanski
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated August 5, 2014, by and among ZFC Honeybee TRS, LLC, ZFC Honeybee Acquisitions, LLC, GMFS LLC, Honeyrep, LLC, solely in its capacity as the Securityholder Representative and ZAIS Financial Corp., as guarantor.